Exhibit 10.47

Execution Copy

PARI PASSU INTERCREDITOR AGREEMENT

PARI PASSU INTERCREDITOR AGREEMENT dated as of June 23, 2014, (this “Agreement”), among ESH HOSPITALITY, INC., a Delaware corporation (the “Borrower”), each of the other Grantors, JPMORGAN CHASE BANK, N.A. (“JPM”), as administrative agent under the Revolving Credit Agreement (together with its successors and assigns, in such capacity, the “Revolving Agent”), GOLDMAN SACHS BANK USA, as administrative agent under the Term Loan Agreement (together with its successors and assigns, in such capacity, the “Term Loan Agent”), and each ADDITIONAL AGENT from time to time party hereto as administrative agent and/or collateral agent for any Additional Pari Passu Lien Obligations of any other Class.

The parties hereto agree as follows:

ARTICLE I

DEFINITIONS

Section 1.01 Certain Defined Terms. As used in this Agreement, the following terms have the meanings specified below:

“Account” means the deposit account of the Borrower numbered ********* established at the Account Bank.

“Account Bank” means JPM.

“Account Control Agreement” shall have the meaning ascribed to the term “Account Control Agreement” in the Revolving Credit Agreement.

“Additional Agent” has the meaning ascribed to the term in Article VIII.

“Additional Agent Joinder Agreement” means a supplement to this Agreement substantially in the form of Exhibit A, appropriately completed.

“Additional Pari Passu Lien Obligations” means indebtedness and related obligations permitted under the Revolving Credit Agreement, under the Term Loan Agreement and under any Series of then existing Additional Pari Passu Lien Obligations Documents to be incurred and to be secured on a pari passu basis with the Liens securing the Pari Passu Lien Obligations.

“Additional Pari Passu Lien Obligations Documents” means with respect to any Additional Pari Passu Lien Obligations, any documents governing such Additional Pari Passu Lien Obligations, as such documents may be amended, restated, supplemented or otherwise modified from time to time.

“Additional Secured Parties” means the holders of any Additional Pari Passu Lien Obligations.

“Adjusted Trigger Event” has the meaning assigned to such term in the Revolving Credit Agreement.

“Affiliate” means, as to any Person, any other Person that, directly or indirectly, is in control of, is controlled by, or is under common control with, such Person or is a director or officer of such Person or of an Affiliate of such Person. For purposes of this definition, “control” of a Person means the possession, directly or indirectly, of the power to direct or cause the direction of management, policies or activities of a Person, whether through ownership of voting securities, by contract or otherwise.

“Agents” means the collective reference to the Revolving Agent, the Term Loan Agent and the Additional Agents.

“Agreement” has the meaning ascribed to such term in the preamble.

“Bailee Collateral Agent” has the meaning ascribed to such term in Section 4.01(a).

“Bankruptcy Code” means Title 11 of the United States Code, as amended.

“Bankruptcy Law” means the Bankruptcy Code and any similar federal, state or foreign law for the relief of debtors.

“Borrower” has the meaning ascribed to such term in the preamble.

“Business Day” means a day other than a Saturday, Sunday or other day on which commercial banks in New York City are authorized or required by law to close.

“Cash Collateralized” has the meaning ascribed thereto in the Revolving Credit Agreement.

“Class” means, when used in reference to (a) any Pari Passu Lien Obligations, whether such Pari Passu Lien Obligations constitute Revolving Credit Obligations, Term Loan Obligations, or Additional Pari Passu Lien Obligations of any Series, (b) any Agent, whether such Agent is the Revolving Agent, the Term Loan Agent, or the Additional Agent with respect to the Additional Pari Passu Lien Obligations of any Series, (c) any Bailee Collateral Agent, whether such Bailee Collateral Agent is the Revolving Agent, the Term Loan Agent, or the Additional Agent with respect to the Additional Pari Passu Lien Obligations of any Series, (d) any Secured Parties, whether such Secured Parties are the Revolving Secured Parties, the Term Loan Secured Parties, or the holders of the Additional Pari Passu Lien Obligations of any Series, (e) any Secured Credit Documents, whether such Secured Credit Documents are the Revolving Credit Documents, the Term Credit Documents, or the Additional Pari Passu Lien Obligations Documents with respect to Additional Pari Passu Lien Obligations of any Series, and (f) any Security Documents, whether such Security Documents are part of the Revolving Credit Documents, the Term Credit Documents, or the Additional Pari Passu Lien Obligations Documents with respect to Additional Pari Passu Lien Obligations of any Series.

“Conditional Account Control Agreement” has the meaning ascribed to the term “Conditional Account Control Agreement” in the Revolving Credit Agreement.

“Conditional Controlled Account” means the deposit account of the Borrower numbered ********** established at the Conditional Controlled Account Bank or any successor account that is subject to the Conditional Account Control Agreement.

“Conditional Controlled Account Bank” means Bank of America, N.A. or such other depositary bank which may be the “Conditional Controlled Account Bank” pursuant to the Revolving Credit Agreement.

“Controlled Shared Collateral” has the meaning ascribed to such term in Section 4.01(a).

“Controlling Other Pari Passu Agent” means (a) prior to the Discharge of Revolving Credit Obligations, the Initial Controlling Other Pari Passu Agent, (b) after the Discharge of Revolving Credit Obligations but prior to the end of any Secondary Standstill Period, or if the Subsequent Controlling Other Pari Passu Agent has commenced an Enforcement Action after the end of the Secondary Standstill Period, the Subsequent Controlling Other Pari Passu Agent, and (c) after the end of any Secondary Standstill Period so long as the Subsequent Controlling Other Pari Passu Agent has not commenced an Enforcement Action, the Secondary Controlling Other Pari Passu Agent.

“Discharge” means, with respect to any Pari Passu Lien Obligations of any Class, subject to any reinstatement of such Pari Passu Lien Obligations in accordance with this Agreement (a) payment in full in cash of the principal of and interest (including Post Petition Interest), and premium, if any, on all Pari Passu Lien Obligations of such Class and termination of all commitments of the Secured Parties in respect of the Pari Passu Lien Obligations of such Class to lend or otherwise extend credit under the Secured Credit Documents applicable to such Class, (b) payment in full in cash of all other Pari Passu Lien Obligations of such Class (including letter of credit reimbursement obligations) that are due and payable or otherwise accrued and owing at or prior to the time such principal, interest, and premium are paid, and (c) termination or cash collateralization (in an amount and manner, and on terms, reasonably satisfactory to the applicable issuing lender thereof) of all letters of credit issued under the Secured Credit Documents of such Class.

“Discharge of Revolving Credit Obligations” means, subject to any reinstatement of Revolving Credit Obligations in accordance with this Agreement (a) payment in full in cash of the principal of and interest (including Post-Petition Interest), and premium, if any, on all Revolving Credit Obligations (Capped) and termination of all commitments of the Secured Parties in respect of the Revolving Credit Obligations to lend or otherwise extend credit under the Revolving Credit Documents other than the commitments of such Secured Parties in excess of the Revolving Credit Cap Amount, (b) payment in full in cash of all other Revolving Credit Obligations (Capped) (including letter of credit reimbursement obligations) that are due and payable or otherwise accrued and owing at or prior to the time such principal, interest, and premium are paid, and (c) termination or cash collateralization (in an amount and manner, and on terms, reasonably satisfactory to the applicable issuing lender thereof) of all letters of credit issued under the Revolving Credit Documents, in each case other than any thereof comprising Excess Revolving Credit Obligations.

“Enforcement Action” means, with respect to the Pari Passu Lien Obligations, the exercise of any rights and remedies with respect to any Shared Collateral securing such Pari Passu Lien Obligations or the commencement or prosecution of enforcement of any of the rights and remedies as a secured creditor under the applicable Secured Credit Documents, or applicable law, including, without limitation, (a) the exercise of any rights of set-off or recoupment, (b) rights to credit bid debt, and the exercise of any rights or remedies of a secured creditor under the Uniform Commercial Code of any applicable jurisdiction or under the Bankruptcy Code, (c) notification to account debtors, notification to depositary banks under deposit account control agreements (including notifications to the Account Bank or Conditional Controlled Account Bank in respect of the Account or the Conditional Controlled Account pursuant to the Account Control Agreement, the Conditional Account Control Agreement, the Revolving Credit Agreement (including Sections 2.25 or 2.26 thereof) or otherwise), or exercise of rights under landlord consents, (d) soliciting bids from third Persons to conduct the liquidation or disposition of Shared Collateral or to engage or retain sales brokers, marketing agents, investment bankers, accountants, appraisers, auctioneers, or other third Persons for the purposes of valuing, marketing, promoting, and selling Shared Collateral, (e) receiving a transfer of Shared Collateral in satisfaction of any Pari Passu Lien Obligation secured thereby, (f)if applicable the commencement of any judicial or nonjudicial proceedings to foreclose, execute, levy, collect on, take possession or control of, sell or otherwise realize upon (judicially or non-judicially), or lease, license, or otherwise dispose of (whether publicly or privately), any or all Shared Collateral, or otherwise exercise or enforce remedial rights with respect to the Shared Collateral under the Secured Credit Documents with respect to, attempting any action to take possession of, any Shared Collateral, or exercising any right, remedy or power with respect to, or otherwise taking any action to enforce their rights or interests in or realize upon the Shared Collateral, or (g) to otherwise enforce a security interest or exercise another right or remedy, as a secured creditor or otherwise, pertaining to the Shared Collateral at law, in equity, or pursuant to the Secured Credit Documents (including the commencement of applicable legal proceedings or other actions with respect to all or any portion of the Shared Collateral to facilitate the actions described in the preceding clauses, and exercising voting rights in respect of equity interests comprising Shared Collateral).

“Event of Default” means an “Event of Default” (or similar event, however denominated) as defined in any Secured Credit Document.

“Excess Revolving Credit Obligations” means (a) if the sum of: (1) the aggregate principal amount of Revolving Credit Loans outstanding under the Revolving Credit Agreement plus (2) the aggregate face amount of letters of credit outstanding under the Revolving Credit Agreement (whether or not drawn, but without duplication of any amounts included in clause (1)) exceeds the Revolving Credit Cap Amount at the time any such Revolving Credit Loans are incurred or any such letter of credit is issued, then that portion (and only that portion) of such aggregate principal amount of Revolving Credit Loans and such aggregate face amount of letters of credit (on a pro rata basis based on the aggregate outstanding principal amount of such Revolving Credit Loans and face amount of such letters of credit) that exceeds the Revolving Credit Cap Amount at such time, and (b) if otherwise, zero.

“Exercising Agent” has the meaning ascribed to such term in Section 2.03.

“Grantors” means the “Pledgors” from time to time under the Revolving Credit Security Agreement, the “Pledgors” under the Term Loan Security Agreement, and each other Person granting collateral to secure any Pari Passu Lien Obligations under any Secured Credit Documents.

“Initial Controlling Other Pari Passu Agent” has the meaning ascribed to such term in Section 3.01(a).

“Initial Standstill Period” has the meaning ascribed to such term in Section 3.01(a).

“Insolvency Proceeding” means (a) any voluntary or involuntary case or proceeding under the Bankruptcy Code with respect to any of the Loan Parties, (b) any other voluntary or involuntary insolvency, reorganization or bankruptcy case or proceeding, or any receivership, liquidation, reorganization or other similar case or proceeding with respect to any of the Loan Parties or with respect to a material portion of its assets, (c) any liquidation, dissolution, reorganization or winding up of any of the Loan Parties, whether voluntary or involuntary and whether or not involving insolvency or bankruptcy, or (d) any assignment for the benefit of creditors or any other marshalling of assets and liabilities of any of the Loan Parties.

“Joinder Agreement” means an Additional Agent Joinder Agreement or a Loan Party Joinder Agreement.

“Lien” means any mortgage, pledge, hypothecation, assignment, deposit arrangement, encumbrance, lien (statutory or other), charge or other security interest or any preference, priority or other security agreement or preferential arrangement of any kind or nature whatsoever (including any conditional sale or other title retention agreement and any capital lease having substantially the same economic effect as any of the foregoing).

“Loan Parties” means collectively the Borrower and the other Grantors and any other Person guaranteeing, or granting collateral security to secure, any Pari Passu Lien Obligations.

“Loan Party Joinder Agreement” means a supplement to this Agreement substantially in the form of Exhibit B, appropriately completed.

“Minimum Collateral Amount” has the meaning ascribed thereto in the Revolving Credit Agreement.

“Non-Controlling Other Pari Passu Agent” has the meaning ascribed thereto in Section 3.01.

“Other Pari Passu Lien Obligations” means the Pari Passu Lien Obligations other than the Revolving Credit Obligations (Capped).

“Other Pari Passu Secured Parties” means the Pari Passu Secured Parties other than the Revolving Secured Parties with respect to the Revolving Credit Obligations (Capped).

“Pari Passu Lien Obligations” means, collectively, the Revolving Credit Obligations, the Term Loan Obligations, and any other Additional Pari Passu Lien Obligations.

“Pari Passu Secured Parties” means, collectively, the Revolving Credit Agent, the Term Loan Agent, the Revolving Secured Parties, the Term Loan Secured Parties and each other holder of an Additional Pari Passu Lien Obligation.

“Person” means an individual, partnership, corporation, limited liability company, business trust, joint stock company, trust, unincorporated association, joint venture, Governmental Authority or other entity of whatever nature.

“Post-Petition Interest” means in respect of any indebtedness (a) all interest accrued or accruing, or which would accrue, absent commencement of an Insolvency Proceeding (and the effect of provisions such as Section 502(b)(2) of the Bankruptcy Code), on or after the commencement of an Insolvency Proceeding in accordance with the rate specified in the applicable agreement with respect to such indebtedness, whether or not the claim for such interest is allowed or allowable as a claim in such Insolvency Proceeding, and (b) any and all fees and expenses (including attorneys’ and/or financial consultants’ fees and expenses) incurred by the secured parties in respect of such indebtedness on or after the commencement of an Insolvency Proceeding, whether or not the claim for fees and expenses is allowed or allowable under Section 502 or 506(b) of the Bankruptcy Code or any other provision of the Bankruptcy Code or any similar federal, state or foreign law for the relief of debtors as a claim in such Insolvency Proceeding.

“Proceeds” has the meaning ascribed to such term in Section 2.01(b).

“Refinance” means, in respect of any indebtedness, to refinance, extend, renew, refund, replace, repay, prepay, discharge, purchase, redeem, defease or retire (including pursuant to a satisfaction and discharge mechanism), or to issue other indebtedness in exchange or replacement for or to consolidate, such indebtedness. “Refinanced” and “Refinancing” shall have correlative meanings.

“Related Secured Credit Documents” means, with respect to the Agent or Secured Parties of any Class, the Secured Credit Documents of such Class.

“Related Secured Parties” means, with respect to the Agent of any Class, the Secured Parties of such Class.

“Responsible Officer” means the chief executive officer, president, vice president or chief financial officer of a Person, or, with respect to a Sponsor, a director, authorized signatory, assistant secretary, managing director or assistant treasurer thereof, but in any event, with respect to financial matters, the vice president of the applicable Loan Party with financial knowledge of such Loan Party.

“Revolving Agent” has the meaning ascribed to such term in the preamble.

“Revolving Credit Agreement” means the Credit Agreement dated as of November 18, 2013, by and among the Borrower, the lenders party thereto in their capacities as lenders thereunder and JPMorgan Chase Bank, N.A., as administrative agent, including any amendments, supplements, modifications, extensions, renewals, restatements, amendments and restatements, refundings or refinancings thereof and any indentures or credit facilities or commercial paper facilities that replace, refund or refinance any part of the loans, notes, other credit facilities or commitments thereunder (whether or not with the original administrative agent, holders, lenders, investors, underwriters, agents or other parties), including any such replacement, refunding or refinancing facility or indenture that increases the amount borrowable thereunder or alters the maturity thereof, and including any agreement extending the maturity of, Refinancing, replacing, consolidating or otherwise restructuring all or any portion of the Revolving Credit Obligations under any such agreement or any successor or replacement agreement and whether by the same or any other agent, lender or group of lenders and whether or not increasing the amount of indebtedness that may be incurred thereunder; provided that the administrative agent and/or collateral agent for any such other financing arrangement or agreement becomes a party hereto by executing and delivering an Additional Agent Joinder Agreement.

“Revolving Credit Cap Amount” means $375,000,000.

“Revolving Credit Documents” means the Revolving Credit Agreement, any other “Loan Documents” as defined in the Revolving Credit Agreement, and any other documents governing Revolving Credit Obligations, as such documents may be amended, restated, amended and restated, supplemented or otherwise modified from time to time.

“Revolving Credit Event of Default” has the meaning ascribed to the term “Event of Default” in the Revolving Credit Agreement.

“Revolving Credit Issuing Lender” has the meaning ascribed to the term “Issuing Lender” in the Revolving Credit Agreement.

“Revolving Credit L/C Obligations” has the meaning ascribed to the term “L/C Obligations” in the Revolving Credit Agreement.

“Revolving Credit Lenders” has the meaning ascribed to the term “Lenders” in the Revolving Credit Agreement.

“Revolving Credit Loans” has the meaning ascribed to the term “Loans” in the Revolving Credit Agreement.

“Revolving Credit Obligations” means the “Secured Obligations” as defined in the Revolving Credit Security Documents.

“Revolving Credit Obligations (Capped)” means, at any time, the Revolving Credit Obligations other than the Excess Revolving Credit Obligations.

“Revolving Credit Reimbursement Obligations” has the meaning ascribed to the term “Reimbursement Obligations” in the Revolving Credit Agreement.

“Revolving Credit Security Agreement” means the Security Agreement dated as of November 18, 2013, by and among the Borrower, the subsidiary guarantors party thereto, the other parties thereto from time to time and JPMorgan Chase Bank, N.A., as administrative agent, as amended, restated, supplemented, waived or otherwise modified from time to time.

“Revolving Credit Security Documents” has the meaning ascribed to the term “Collateral Documents” in the Revolving Credit Agreement.

“Revolving Credit Swingline Lender” has the meaning ascribed to the term “Swingline Lender” in the Revolving Credit Agreement.

“Revolving Secured Parties” means the Revolving Agent, the Revolving Credit Lenders, the Revolving Credit Issuing Lender, the Revolving Credit Swingline Lender, and the other holders of Revolving Credit Obligations.

“Secondary Controlling Pari Passu Agent” has the meaning ascribed to such term in Section 3.01(b).

“Secondary Standstill Period” has the meaning ascribed to such term in Section 3.01(b).

“Secured Credit Documents” means, collectively, (a) the Revolving Credit Documents, (b) the Term Loan Documents, and (c) the Additional Pari Passu Lien Obligations Documents.

“Secured Parties” means (a) the Revolving Secured Parties, (b) the Term Loan Secured Parties, and (c) the Additional Secured Parties.

“Security Documents” means (a) the Revolving Credit Security Agreement and the other Revolving Credit Security Documents, (b) the Term Loan Security Agreement and the other Term Loan Security Documents, and (c) any other agreement entered into in favor of the Agent of any other Class for the purpose of securing the Pari Passu Lien Obligations of such Class.

“Series” means, when used in reference to Additional Pari Passu Lien Obligations such Additional Pari Passu Lien Obligations as shall have been issued or incurred pursuant to the same indentures or other agreements and with respect to which the same Person acts as the Additional Agent.

“Shared Collateral” means all assets, whether now owned or hereafter acquired by any Loan Party, subject to a Lien securing any Pari Passu Lien Obligation; provided that, to the extent that any Series of Additional Pari Passu Lien Obligations is not secured by assets which are subject to a Lien securing the Revolving Credit Obligations and the Term Loan Obligations, then such assets shall not constitute Shared Collateral in respect of such Series of Additional Pari Passu Lien Obligations.

“Standstill Period” means any Initial Standstill Period or Secondary Standstill Period, as applicable.

“Subsequent Controlling Pari Passu Agent” has the meaning ascribed thereto in Section 3.01(b).

“Term Lender” has the meaning ascribed to the term “Lender” in the Term Loan Agreement.

“Term Loan Agent” has the meaning assigned to such term in the preamble.

“Term Loan Agreement” means the Credit Agreement, dated as of June 23, 2014, among the Borrower, the lenders parties thereto in their capacities as lenders thereunder, and Goldman Sachs Bank USA, as administrative agent, including any amendments, supplements, modifications, extensions, renewals, restatements, amendments and restatements, refundings or refinancings thereof and any indentures or credit facilities or commercial paper facilities that replace, refund or refinance any part of the loans, notes, other credit facilities or commitments thereunder (whether or not with the original administrative agent, holders, lenders, investors, underwriters, agents or other parties), including any such replacement, refunding or refinancing facility or indenture that increases the amount borrowable thereunder or alters the maturity thereof, and including any agreement extending the maturity of, Refinancing, replacing, consolidating or otherwise restructuring all or any portion of the Term Loan Obligations under any such agreement or any successor or replacement agreement and whether by the same or any other agent, lender or group of lenders and whether or not increasing the amount of indebtedness that may be incurred thereunder; provided that the administrative agent or collateral agent for any such other financing arrangement or agreement becomes a party hereto by executing and delivering an Additional Agent Joinder Agreement.

“Term Loan Credit Documents” means the Term Loan Agreement, any other “Loan Documents” as defined in the Term Loan Agreement and any other document governing the Term Loan Obligations, as such documents may be amended, restated, amended and restated, supplemented or otherwise modified from time to time.

“Term Loan Obligations” means the “Obligations” as defined in the Term Loan Agreement.

“Term Loan Secured Parties” means the Term Loan Agent and the holders of the Term Loan Obligations.

“Term Loan Security Agreement” means the Security Agreement dated as of the date hereof, by and among the Borrower, the subsidiary guarantors party thereto, the other parties thereto from time to time and Goldman Sachs Bank USA, as administrative agent, as amended, restated, supplemented, waived or otherwise modified from time to time.

“Term Loan Security Documents” has the meaning ascribed to the term “Collateral Documents” in the Term Loan Agreement.

“Term Loans” has the meaning ascribed to the term “Loans” in the Term Loan Agreement.

“Trigger Event” has the meaning ascribed to such term in the Revolving Credit Agreement.

“Uniform Commercial Code” means the Uniform Commercial Code as in effect from time to time in the applicable jurisdiction.

Section 1.02 Terms Generally. The definitions of terms herein shall apply equally to the singular and plural forms of the terms defined. Whenever the context may require, any pronoun shall include the corresponding masculine, feminine and neuter forms. The words “include”, “includes” and “including” shall be deemed to be followed by the phrase “without limitation”. The word “will” shall be construed to have the same meaning and effect as the word “shall”. Unless the context requires otherwise, (a) any definition of or reference to any agreement, instrument, other document, statute or regulation herein shall be construed as referring to such agreement, instrument, other document, statute or regulation as amended, amended and restated, supplemented, restated, waived or otherwise modified from time to time in accordance with the terms of this Agreement, if applicable, (b) any reference herein to any Person shall be construed, unless otherwise set forth herein, to include such Person’s successors and assigns, (c) the words “herein”, “hereof and “hereunder”, and words of similar import, shall be construed to refer to this Agreement in its entirety and not to any particular provision hereof, and (d) all references herein to Articles, Sections and Exhibits shall be construed to refer to Articles, and Sections of, and Exhibits to, this Agreement.

Section 1.03 Concerning the Agents.

(a) Each acknowledgement, agreement, consent and waiver (whether express or implied) in this Agreement made by the Revolving Agent, whether on behalf of itself or any of its Related Secured Parties, is made in reliance on the authority granted to the Revolving Agent, pursuant to the authorization thereof under the Revolving Credit Agreement and the Related Secured Credit Documents. It is understood and agreed that the Revolving Agent shall not be responsible for or have any duty to ascertain or inquire into whether any of its Related Secured Parties is in compliance with the terms of this Agreement, and no party hereto or any other Secured Party shall have any right of action whatsoever against the Revolving Agent for any failure of any of its Related Secured Parties to comply with the terms hereof or for any of its Related Secured Parties taking any action contrary to the terms hereof.

(b) Each acknowledgement, agreement, consent and waiver (whether express or implied) in this Agreement made by the Term Loan Agent, whether on behalf of itself or any of its Related Secured Parties, is made in reliance on the authority granted to the Term Loan Agent pursuant to the authorization thereof under the Term Loan Agreement and the Related Secured Credit Documents. It is understood and agreed that the Term Loan Agent shall not be responsible for or have any duty to ascertain or inquire into whether any of its Related Secured Parties is in compliance with the terms of this Agreement, and no party hereto or any other Secured Party shall have any right of action whatsoever against the Term Loan Agent for any failure of any of its Related Secured Parties to comply with the terms hereof or for any of its Related Secured Parties taking any action contrary to the terms hereof.

(c) Each acknowledgement, agreement, consent and waiver (whether express or implied) in this Agreement made by any Additional Agent, whether on behalf of itself or any of its Related Secured Parties, is made in reliance on the authority granted to such Additional Agent pursuant to the authorization thereof under the Additional Pari Passu Lien Obligations Documents relating to such Class of Additional Pari Passu Lien Obligations and the Related Secured Credit Documents. It is understood and agreed that no Additional Agent shall be responsible for or have any duty to ascertain or inquire into whether any of its Related Secured Parties is in compliance with the terms of this Agreement, and no party hereto or any other Secured Party shall have any right of action whatsoever against the Additional Agent for any failure of any of its Related Secured Parties to comply with the terms hereof or for any of its Related Secured Parties taking any action contrary to the terms hereof.

ARTICLE II

LIEN PRIORITIES; PROCEEDS

Section 2.01 Relative Priorities.

(a) Notwithstanding the date, time, method, manner or order of grant, attachment or perfection of any Lien on any Shared Collateral securing any Pari Passu Lien Obligation, and notwithstanding any provision of the Uniform Commercial Code of any jurisdiction, any other applicable law or any Secured Credit Document, or any other circumstance whatsoever, each Agent, for itself and on behalf of its Related Secured Parties, agrees that valid and perfected Liens on any Shared Collateral securing Pari Passu Lien Obligations of any Class shall be of equal priority; provided that the Revolving Credit Obligations will have priority to the extent and as set forth below to the Proceeds of or other payments or distributions on Shared Collateral.

(b) Each Agent, for itself and on behalf of its Related Secured Parties, agrees that, notwithstanding (x) any provision of any Secured Credit Document to the contrary and (y) the date, time, method, manner or order of grant, attachment or perfection of any Lien on any Shared Collateral securing any Pari Passu Lien Obligation, and notwithstanding any provision of the Uniform Commercial Code of any jurisdiction, any other applicable law or any Secured Credit Document, or any other circumstance whatsoever if (i) an Event of Default shall have occurred and is continuing and any Secured Party is taking any Enforcement Action in respect of any Shared Collateral (including any such action referred to in Section 3.01), (ii) any distribution, payment, compromise or settlement of any kind (under a confirmed plan of reorganization or otherwise) is made in respect of any Shared Collateral in any Insolvency Proceeding of any of the Loan Parties or (iii) any Secured Party receives any payment with respect to any Shared Collateral after the occurrence and during the continuance of a Trigger Event, an Adjusted Trigger Event or an Event of Default, then, in the case of each of the foregoing clauses (i), (ii) and (iii), such cash and non-cash payments, distributions or the proceeds of any such sale, collection or other liquidation, or payments in respect, of any Shared Collateral obtained or received by any such Secured Party (all such cash or non-cash proceeds, distributions and payments being collectively referred to as “Proceeds”), shall be applied as follows:

(I) If no Trigger Event, Adjusted Trigger Event, or Revolving Credit Event of Default has occurred and is continuing:

FIRST, ratably to the payment of all fees, costs and expenses owing to the Revolving Credit Agent, the Term Loan Agent and any other Agent in respect of the Pari Passu Lien Obligations to the extent secured by such Shared Collateral pursuant to the terms of any document related to the Pari Passu Lien Obligations, including in respect of any such enforcement of rights or exercise of remedies;

SECOND, to the payment in full of the Pari Passu Lien Obligations (including, for the avoidance of doubt, an amount equal to any Post-Petition Interest) secured by a valid and perfected lien on such Shared Collateral at the time due and payable (the amounts so applied to be distributed, as among the Revolving Credit Obligations, the Term Loan Obligations, and any classes of Additional Pari Passu Lien Obligations to the extent secured by such Shared Collateral, ratably in accordance with the amounts of the Revolving Credit Obligations, the Term Loan Obligations and Additional Pari Passu Lien Obligations of each such Class outstanding on the date of such application); and

THIRD, after payment in full of all such Pari Passu Lien Obligations at the time due and payable, to any other Persons entitled thereto or to the Loan Parties or their successors or assigns, as their interests may appear, or as a court of competent jurisdiction may direct.

(II) In the event that any Trigger Event, Adjusted Trigger Event or a Revolving Credit Event of Default has occurred and is continuing, the Revolving Agent is authorized by the Borrower, the other Grantors and the Secured Parties to, and shall, apply all Proceeds of Shared Collateral, including the amounts on deposit in the Account from time to time and all cash distributions from any of the Borrower’s direct or indirect Subsidiaries on and after the occurrence of any Trigger Event, Adjusted Trigger Event or Revolving Credit Event of Default, in the following order:

FIRST, to payment of that portion of the Revolving Credit Obligations constituting fees, indemnities, expenses and other amounts (including fees, charges and disbursements of counsel to the Revolving Agent) payable to the Revolving Agent in its capacity as such;

SECOND, to payment of that portion of the Revolving Credit Obligations constituting accrued and unpaid fees (including pursuant to Sections 2.5 and 3.3 of the Revolving Credit Agreement), interest on the Revolving Credit Loans, Revolving Credit L/C Obligations and other Revolving Credit Obligations (including, for the avoidance of doubt, an amount equal to any Post-Petition Interest), indemnities and other amounts (other than (x) any principal of Revolving Credit Obligations, or (y) any interest or fees on the Excess Revolving Obligations or other amounts to the extent expressly allocated to the Excess Revolving Obligations pursuant to the Revolving Credit Documents) payable to the Revolving Credit Lenders, the Revolving Credit Swingline Lender and the Revolving Credit Issuing Lender (including fees, charges and disbursements of counsel to the respective Revolving Credit Lenders, the Revolving Credit Swingline Lender and the Revolving Credit Issuing Lender), ratably among them in proportion to the respective amounts described in this clause Second payable to them;

THIRD, to payment of that portion of the Revolving Credit Obligations constituting unpaid principal of the Revolving Credit Loans and Revolving Credit Reimbursement Obligations other than any Excess Revolving Credit Obligations, ratably among the Revolving Lenders, the Revolving Credit Swingline Lender and the Revolving Credit Issuing Lender in proportion to the respective amounts described in this clause Third held by them;

FOURTH, to the Revolving Agent for the account of the Revolving Credit Issuing Lender, to Cash Collateralize that portion of Revolving Credit L/C Obligations comprised of the aggregate undrawn amount of letters of credit other than any Excess Revolving Credit Obligations to the extent not otherwise Cash Collateralized by the Borrower in an amount not less than the Minimum Collateral Amount;

FIFTH, ratably to the payment of all fees, costs and expenses owing to the Term Loan Agent, and any other Agent in respect of the Other Pari Passu Lien Obligations to the extent secured by such Shared Collateral pursuant to the terms of any document related to the Other Pari Passu Lien Obligations, including in respect of any such enforcement of rights or exercise of remedies;

SIXTH, to the payment in full of the other Pari Passu Lien Obligations (including, for the avoidance of doubt, in each case an amount equal to any Post-Petition Interest) secured by a valid and perfected lien on such Shared Collateral at the time due and payable (the amounts so applied pursuant to this clause SIXTH to be distributed, as among the Term Loan Obligations, any Excess Revolving Credit Obligations and any Classes of Additional Pari Passu Lien Obligations, ratably in accordance with the outstanding amounts of the Term Loan Obligations, Excess Revolving Credit Obligations and Additional Pari Passu Lien Obligations of each such Class to the extent secured by such Shared Collateral on the date of such application; and

SEVENTH, after payment in full of all the Pari Passu Lien Obligations, to the holders of any junior Liens on the Shared Collateral (in accordance with any applicable intercreditor arrangements pertaining thereto) and thereafter to the Loan Parties or their successors or assigns, as their interests may appear, or as a court of competent jurisdiction may direct.

The holders of the Revolving Credit Obligations, the Term Loan Obligations and the Additional Pari Passu Lien Obligations each expressly acknowledge and agree that the provisions of this Section 2.01(b)(II) shall be applicable notwithstanding the occurrence of any Insolvency Proceeding and notwithstanding any provision of any Revolving Credit Documents, Term Loan Documents or Additional Pari Passu Secured Documents contrary or inconsistent with such Section 2.01(b)(II), and until the Discharge of the Revolving Credit Obligations any rights under any Insolvency Proceeding or under any Bankruptcy Law contrary to or inconsistent with the provisions of this Section 2.01(b) are waived, and any provisions of any such Revolving Credit Documents, Term Loan Documents or Additional Pari Passu Secured Documents contrary to or inconsistent with this Section 2.01(b) are automatically suspended and of no force or effect (and are hereby modified to such extent).

(c) The grants of Liens pursuant to the Revolving Security Documents, the Term Loan Security Documents and the Secured Credit Documents in respect of each Class of any Other Pari Passu Lien Obligations constitute separate and distinct grants. To further effectuate the intent, understanding, and agreement of the Secured Parties with respect to the Revolving Credit Obligations, on the one hand, and the Secured Parties with respect to the Other Pari Passu Lien Obligations, on the other hand, in the circumstances that Section 2.01(b)(II) is applicable, (x) if it is held (in the context of a confirmed plan of reorganization or otherwise) that the claims against any of the Loan Parties in respect of the Revolving Credit Obligations and the Other Pari Passu Lien Obligations against the Shared Collateral constitute only one secured claim (rather than separate classes of claims), then the Secured Parties in respect of the Revolving Credit Obligations and the Secured Parties in respect of the Other Pari Passu Lien Obligations, expressly acknowledge and agree that all distributions, payments, compromises, or settlements of any kind (under a confirmed plan of reorganization or otherwise) made in respect of any Shared Collateral in any Insolvency Proceeding, after the occurrence of a Trigger Event, an Adjusted Trigger Event or a Revolving Credit Event of Default, shall be deemed for all purposes with respect to this Agreement and such Insolvency Proceeding to have been made as if there were separate classes of senior and junior secured claims against the Loan Parties in respect of the Shared Collateral, with the effect being that the Secured Parties in respect of the Revolving Credit Obligations (Capped) shall be entitled to and shall receive from the Shared Collateral, in addition to amounts distributed to them in respect of principal, pre-petition interest, and other claims, Post-Petition Interest on the Revolving Credit Obligations (Capped) before any distribution is or may be made in respect of the claims secured by the Shared Collateral, or the Liens thereon, securing the Other Pari Passu Lien Obligations, and (y) each Secured Party in respect of the Other Pari Passu Lien Obligations (whether directly or through its Agent), further expressly acknowledges and agrees to either turn over to, or direct the Loan Parties to pay directly to, the Revolving Agent, for payment to the holders of the Revolving Credit Obligations, all amounts otherwise received or receivable by them from the Shared Collateral or in respect of the Liens thereon securing such Other Pari Passu Lien Obligations to the extent needed to effectuate the intent of this provision to ensure that the Revolving Credit

Obligations (Capped) (including, for the avoidance of doubt, those related to Post -Petition Interest) are paid in full and the Discharge of the Revolving Credit Obligations shall have occurred, even if such turnover of amounts has the effect of reducing the amount of the recovery and/or claims of the Secured Parties in respect of such Other Pari Passu Lien Obligations.

(d) The parties to this Agreement (including the Loan Parties) shall irrevocably agree that this Agreement (including the provisions described in Section 2.01(b)) constitutes a “subordination agreement” within the meaning of both New York law, Section 510(a) of the Bankruptcy Code and any other applicable law, and that the terms hereof will survive, and will continue in full force and effect and be binding upon each of the parties hereto, in any Insolvency Proceeding.

Section 2.02 Payment Over. Each Secured Party (whether directly or through its applicable Agent), agrees that if such Secured Party shall obtain possession of any Shared Collateral or receive any Proceeds (other than as a result of any application of Proceeds pursuant to Section 2.01(b)) at any time after the occurrence and during the continuance of a Trigger Event, an Adjusted Trigger Event or an Event of Default, (i) the applicable Agent shall promptly inform each other Agent thereof, (ii) such Secured Party shall hold such Shared Collateral or Proceeds in trust for the benefit of the Secured Parties of the Class entitled thereto pursuant to Section 2.01(b) and, with respect to any Shared Collateral constituting Controlled Shared Collateral, the applicable Agent shall comply with the provisions of Section 4.01 and (iii) in the case of any such Proceeds, such Proceeds shall be applied in accordance with Section 2.01(b) as promptly as practicable.

Section 2.03 Determinations with Respect to Amounts of Obligations and Liens. Whenever an Agent (any such Agent, the “Exercising Agent”) shall be required, in connection with the exercise of its rights or the performance of its obligations hereunder, to determine the existence or amount of any Pari Passu Lien Obligations of any other Class, or the Shared Collateral subject to any Lien securing the Pari Passu Lien Obligations of any other Class (and whether such Lien constitutes a valid and perfected Lien), it may request that such information be furnished to it in writing by the other Agents and shall be entitled to make such determination on the basis of the information so furnished; provided that if, notwithstanding such request the other Agents shall fail or refuse reasonably promptly to provide the requested information, the Exercising Agent shall be entitled to conclusively rely upon a certificate of an Authorized Officer of the Borrower in respect of such existence or amount. Each Agent may rely conclusively, and shall be fully protected in so relying, on any determination made by it in accordance with the provisions of the preceding sentence (or as otherwise directed by a court of competent jurisdiction) and shall have no liability to the Borrower or any of the Loan Parties, any other Secured Party or any other Person as a result of such determination or any action taken or not taken pursuant thereto.

ARTICLE III

RIGHTS AND REMEDIES; MATTERS RELATING TO SHARED COLLATERAL

Section 3.01 Exercise of Rights and Remedies.

(a) At any time prior to the Discharge of Revolving Credit Obligations and after the occurrence and during the continuance of a Trigger Event, Adjusted Trigger Event or Revolving Credit Event of Default, whether or not an Insolvency Proceeding has commenced by or against the Borrower or any of the Loan Parties that own Shared Collateral, (A) the Revolving Agent shall have the exclusive right to exercise any right or remedy with respect to any Shared Collateral and will also have the exclusive right to determine the time and method and place for exercising such right or remedy or conducting any proceeding with respect thereto and (B) none of the Secured Parties with respect to the Other Pari Passu Lien Obligations (other than the Revolving Agent pursuant to subclause (A) of this Section 3.01(a)) may commence or maintain any Enforcement Action with respect to the Shared Collateral; provided, however, that the Agent on behalf of the Other Pari Passu Lien Obligations with the largest outstanding aggregate principal amount at such time (but excluding the Revolving Agent) (the “Initial Controlling Other Pari Passu Agent”) may commence an Enforcement Action after the passage of at least 180 days after the earlier of (x) the date on which the Initial Controlling Other Pari Passu Agent declared the existence of an Event of Default and demanded the repayment of all the principal amount of such Other Pari Passu Lien Obligations and (y) the date on which the Revolving Agent received notice from the Initial Controlling Other Pari Passu Agent of such declaration of an Event of Default (the “Initial Standstill Period”); provided, further, however, notwithstanding the expiration of any Initial Standstill Period, if the Revolving Agent commences an Enforcement Action, neither the Initial Controlling Other Pari Passu Agent nor any other Agent on behalf of any Other Pari Passu Lien Obligations (other than the Revolving Agent pursuant to subclause (A) of this Section 3.01(a)) shall commence or continue an Enforcement Action. The Revolving Agent is under no obligation to consult with any Agent on behalf of any Other Pari Passu Lien Obligations in connection with an Enforcement Action with respect to the Shared Collateral. After the expiration of the Initial Standstill Period, the Initial Controlling Other Pari Passu Agent is under no obligation to consult with any Agent on behalf of any Other Pari Passu Lien Obligations or Revolving Credit Obligations (Capped) in connection with an Enforcement Action with respect to the Shared Collateral.

(b) At any time after the Discharge of Revolving Credit Obligations and after the occurrence and continuance of an Event of Default, whether or not an Insolvency Proceeding has commenced by or against the Borrower or any of the Loan Parties that own Shared Collateral, (A) the Agent (the “Subsequent Controlling Other Pari Passu Agent”) on behalf of the Other Pari Passu Lien Obligations with the largest outstanding aggregate principal amount at such time (the “Subsequent Controlling Other Pari Passu Lien Obligations”) shall have the exclusive right to exercise any right or remedy with respect to any Shared Collateral and will also have the exclusive right to determine the time and method and place for exercising such right or remedy or conducting any proceeding with respect thereto and (B) none of the Secured Parties with respect to the Other Pari Passu Lien Obligations may commence or maintain any Enforcement Action with respect to the Shared Collateral; provided, however, that the Agent (the “Secondary Controlling Other Pari Passu Agent”) on behalf of the Other Pari Passu Lien Obligations with the outstanding aggregate principal amount at such time next largest to the Subsequent Controlling Other Pari Passu Lien Obligations (the “Secondary Controlling Other Pari Passu Lien Obligations”) may commence an Enforcement Action after the passage of at least 180 days after the earlier of (x) the date on which the Secondary Controlling Other Pari Passu Agent declared the existence of an Event of Default and demanded the repayment of all the principal amount of such Secondary Controlling Other Pari Passu Lien Obligations and (y) the date on which the Subsequent Controlling Other Pari Passu Agent received notice from the Secondary Controlling Other Pari Passu Agent of such declaration of an Event of Default (the “Secondary Standstill Period”); provided, further, however, that notwithstanding the expiration of any Secondary Standstill Period, if the Subsequent Controlling Other Pari Passu Agent commences an Enforcement Action, neither the Secondary Controlling Other Pari Passu Agent nor any other Agent on behalf of any Other Pari Passu Lien Obligations shall commence or continue an Enforcement Action. The Subsequent Controlling Other Pari Passu Agent will be under no obligation to consult with any Agent on behalf of any Other Pari Passu Lien Obligations in connection with an Enforcement Action with respect to the Shared Collateral. After the expiration of the Secondary Standstill Period, the Secondary Controlling Other Pari Passu Agent is under no obligation to consult with any Agent on behalf of any Other Pari Passu Lien Obligations in connection with an Enforcement Action with respect to the Shared Collateral.

(c) Notwithstanding the foregoing, (i) the Secured Parties shall remain subject to, and bound by, all covenants or agreements made in this Agreement, and (ii) each Agent will agree, on behalf of itself and its Related Secured Parties, that such Agent and its Related Secured Parties shall cooperate in a commercially reasonable manner with each other agent or trustee and its related secured parties in any enforcement of rights or any exercise of remedies with respect to any Shared Collateral.

(d) Notwithstanding the foregoing, any Other Pari Passu Secured Party may:

(i) file a proof of claim or statement of interest with respect to its Other Pari Passu Obligations; provided that an Insolvency Proceeding has been commenced by or against any Loan Party;

(ii) take any action (not inconsistent with the terms of this Agreement) in order to create, perfect, preserve or protect its Lien on the Shared Collateral;

(iii) file any necessary responsive or defensive pleadings in opposition to any motion, claim, adversary proceeding or other pleading made by any person objecting to or otherwise seeking the disallowance of the claims of the Second Lien Secured Parties, including any claims secured by the Collateral, if any, in each case in accordance with the terms of this Agreement;

(iv) vote on any plan of reorganization, arrangement, compromise or liquidation, make other filings and make any arguments and motions that are, in each case, not inconsistent with the provisions of this Agreement, with respect to the Other Pari Passu Obligations and the Shared Collateral; provided that no filing of any claim or vote, or pleading related to such claim or vote, to accept or reject a disclosure statement, plan of reorganization, arrangement, compromise or liquidation, or any other document, agreement or proposal similar to the foregoing by any Other Pari Passu Secured Party may be inconsistent with the provisions of this Agreement; and

(v) in the case of the Controlling Other Pari Passu Agent, exercise any of its rights or remedies with respect to the Shared Collateral after the termination of the applicable Standstill Period to the extent permitted by Section 3.01.

Section 3.02 Judgment Creditors. Except as otherwise specifically set forth in Sections 3.01, the Other Pari Passu Secured Parties may exercise rights and remedies as unsecured creditors against the Loan Parties in accordance with the terms of the Term Loan Credit Documents or Additional Pari Passu Lien Obligations Documents or Revolving Credit Documents, as applicable, and applicable law; provided that in the event that any Other Pari Passu Secured Party becomes a judgment lien creditor as a result of its enforcement of its rights as an unsecured creditor, such judgment lien shall be subject to the terms of this Agreement for all purposes to the same extent as all other Liens securing the Other Pari Passu Obligations are subject to the terms of this Agreement.

Section 3.03 Prohibition on Contesting Liens. Each Agent, on behalf of itself and its Related Secured Parties, agrees not to contest or support any Person in contesting, in any proceeding (including any Insolvency Proceeding), the perfection, priority, validity, attachment or enforceability of a Lien held by or on behalf of any other Agent or any of its Related Secured Parties in all or any part of the Shared Collateral; provided that nothing in this Agreement shall be construed to prevent or impair the rights of any Agent or any of its Related Secured Parties to enforce this Agreement.

Section 3.04 Prohibition on Challenging this Agreement. Each Agent, on behalf of itself and its Related Secured Parties, agrees that they will not attempt, directly or indirectly, whether by judicial proceedings or otherwise, to challenge the enforceability of any provision of this Agreement; provided that nothing in this Agreement shall be construed to prevent or impair the rights of any Agent or any of its Related Secured Parties to enforce this Agreement.

Section 3.05 Release of Liens. The parties hereto agree and acknowledge that the release of Liens on any Shared Collateral securing Pari Passu Lien Obligations of any Class, whether in connection with a sale, transfer or other disposition of such Shared Collateral or otherwise, shall be governed by and subject to the Secured Credit Documents of such Class, and that nothing in this Agreement shall be deemed to amend or affect the terms of the Secured Credit Documents of such Class with respect thereto. Notwithstanding the foregoing, if the Revolving Agent (or the Controlling Other Pari Passu Agent to the extent provided in Section 3.01) releases a Lien on Shared Collateral in connection with an Enforcement Action, then any Lien of any Other Pari Passu Secured Parties (and the Revolving Secured Parties, as applicable) on such Shared Collateral will be automatically and simultaneously released to the same extent, and each Agent for such Other Pari Passu Secured Obligations (and the Revolving Agent, as applicable) will promptly execute and deliver to the Revolving Agent (or the Controlling Other Pari Passu Agent, as applicable) such termination statements, releases, and other documents as the Revolving Agent (or the Controlling Other Pari Passu Agent, as applicable) requests to effectively confirm the release.

ARTICLE IV

COLLATERAL

Section 4.01 Bailment for Perfection of Security Interests.

(a) Each Agent agrees that if it shall at any time hold a Lien on any Shared Collateral that can be perfected by the possession or control of such Shared Collateral or of any deposit, securities or other account in which such Shared Collateral is held, and if such Shared Collateral or any such account is in fact in the possession or under the control of such Agent, or of agents or bailees of such Agent (such Shared Collateral being referred to herein as the “Controlled Shared Collateral”), such Agent shall, solely for the purpose of perfecting the Liens of any other Agent granted on such Shared Collateral under its Related Secured Credit Documents and subject to the terms and conditions of this Article, also hold such Controlled Shared Collateral as gratuitous bailee for the benefit of and on behalf of each such other Agent (any Agent that shall be holding any Controlled Shared Collateral as gratuitous bailee being referred to herein as the “Bailee Collateral Agent”). In furtherance of the foregoing, each Agent appoints each Bailee Collateral Agent (and each Bailee Collateral Agent accepts such appointment) as such Agent’s gratuitous bailee hereunder with respect to any Controlled Shared Collateral that such Bailee Collateral Agent possesses or controls at any time solely for the purpose of perfecting a Lien on such Controlled Shared Collateral. It is further understood and agreed that as of the date hereof and until the Discharge of Revolving Credit Obligations, the Revolving Agent shall be the sole Bailee Collateral Agent and be granted possession of all possessory Controlled Shared Collateral and, thereafter, the Controlling Other Pari Passu Agent.

(b) Subject to Section 4.01(a), for purposes of this Section, the Bailee Collateral Agent shall be entitled to deal with the applicable Controlled Shared Collateral in accordance with the terms of its Related Secured Credit Documents as if the Liens thereon of the Agent or Secured Parties of any other Class (and the agreements set forth in paragraph (a) of this Section) did not exist; provided that any Proceeds arising from any such Controlled Shared Collateral shall be subject to Article II. The obligations and responsibilities of any Bailee Collateral Agent to any other Agent or any of its Related Secured Parties under this Article shall be limited solely to holding or controlling the applicable Controlled Shared Collateral as gratuitous bailee and sub-agent in accordance with this Article. Without limiting the foregoing, (i) no Bailee Collateral Agent shall have any obligation or responsibility to ensure that any Controlled Shared Collateral is genuine or owned by any of the Loan Parties, (ii) no Bailee Collateral Agent shall, by reason of this Agreement, any other Security Document or any other document, have a fiduciary relationship or other implied duties in respect of any other Agent or any other Secured Party and (iii) without affecting the agreement of any Bailee Collateral Agent to act as a gratuitous bailee and sub-agent solely for the purpose set forth in paragraph (a) of this Section or the right of any other Agent to enforce the rights and exercise the remedies (in each case other than through such Bailee Collateral Agent) as set forth in Section 3.01 each Agent agrees that such Agent shall not issue any instructions to any Bailee Collateral Agent, in its capacity as a gratuitous bailee of such Agent, with respect to the Controlled Shared Collateral or otherwise seek to exercise control over any Bailee Collateral Agent.

(c) The Bailee Collateral Agent of any Class shall, upon the Discharge of the Pari Passu Lien Obligations of such Class, transfer the possession and control of the applicable Controlled Shared Collateral, together with any necessary endorsements but without recourse or warranty, to the Revolving Agent or, after the Discharge of Revolving Credit Obligations, the Controlling Other Pari Passu Agent. In connection with any transfer by any Bailee Collateral Agent, such Bailee Collateral Agent agrees to take all actions in its power as shall be reasonably requested by the Revolving Agent or Controlling Other Pari Passu Agent, as applicable, to permit the Revolving Agent or Controlling Other Pari Passu Agent to obtain, for the benefit of its Related Secured Parties, possession or control of in the applicable Controlled Shared Collateral, which shall in each case be at the expense of the Borrower.

(d) Deposit Accounts; Control Agreements.

(i) Conditional Controlled Account. Each of the Agents, on behalf of themselves and their Related Secured Parties, hereby agree and acknowledge that the Revolving Agent shall be the Notice Agent (as defined in the Conditional Account Control Agreement) (the “Conditional Account Notice Agent”) until the Revolving Agent delivers an Agent Transfer Notice (as defined in the Conditional Account Control Agreement) (a “Conditional Account Agent Transfer Notice”) to the Conditional Controlled Account Bank pursuant to the terms of the Conditional Account Control Agreement. The Revolving Agent hereby agrees to deliver a Conditional Account Agent Transfer Notice to the Conditional Controlled Account Bank (i) upon the Discharge of Revolving Credit Obligations and (ii) prior to the Discharge of Revolving Credit Obligations, at the request of the Initial Controlling Other Pari Passu Agent, after the expiration of the Initial Standstill Period and so long as the Revolving Agent has not commenced any Enforcement Action. The Term Loan Agent and each Additional Agent hereby agree not to issue any instructions concerning the Conditional Controlled Account or the disposition of any funds in the Conditional Controlled Account until after the delivery of a Conditional Account Agent Transfer Notice by the Revolving Agent to the Conditional Controlled Account Bank.

(ii) Blocked Account. Each of the Agents, on behalf of themselves and their Related Secured Parties, hereby agree and acknowledge that, the Revolving Agent shall be the party entitled to direct the disposition of funds in respect of the Account until the Revolving Agent sends an instruction to the Account Bank directing the Account Bank that the applicable Controlling Other Pari Passu Agent shall be the party entitled to direct the disposition of funds with respect to the Account (a “Blocked Account Agent Transfer Notice”). The Revolving Agent hereby agrees to deliver a Blocked Account Agent Transfer Notice to the Account Bank (i) upon the Discharge of Revolving Credit Obligations and (ii) prior to the Discharge of Revolving Credit Obligations, at the request of the Initial Controlling Other Pari Passu Agent, after the expiration of the Initial Standstill Period and so long as the Revolving Agent has not commenced any Enforcement Action. The Term Loan Agent and each Additional Agent hereby agree not to issue any instructions concerning the Account or the disposition of any funds in the Account until after the delivery of a Blocked Account Agent Transfer Notice by the Revolving Agent to the Account Bank.

(iii) Other Deposit Accounts. Each of the Agents, on behalf of themselves and their Related Secured Parties, hereby agree and acknowledge that, the Revolving Agent shall be the party entitled to direct the disposition of funds and send exclusive control notices (or equivalent), as applicable, in respect of any other deposit accounts of the Loan Parties that are subject to control agreements in favor of any Agent pursuant to the terms of the Secured Credit Documents (“Other Controlled Accounts”) until the Revolving Agent sends an instruction to the relevant depositary bank in respect of any such Other Controlled Account directing such depositary bank that the applicable Controlling Other Pari Passu Agent shall be the party entitled to direct the disposition of funds and send exclusive control notices (or equivalent), as applicable, with respect to such Other Controlled Account (each such instruction, an “Other Account Agent Transfer Notice”). The Revolving Agent hereby agrees to deliver an Other Account Agent Transfer Notice to any such depositary bank (i) upon the Discharge of Revolving Credit Obligations and (ii) prior to the Discharge of Revolving Credit Obligations, at the request of the Initial Controlling Other Pari Passu Agent, after the expiration of the Initial Standstill Period and so long as the Revolving Agent has not commenced any Enforcement Action. The Term Loan Agent and each Additional Agent hereby agree not to issue any instructions concerning any Other Controlled Account or the disposition of any funds in any Other Controlled Account until after the delivery of an Other Account Agent Transfer Notice by the Revolving Agent to the relevant depositary bank.

(iv) To the extent of any conflict between the provisions of this clause (d) of Section 4.01 and any other clause of Section 4.01, this clause (d) shall prevail.

Section 4.02 Delivery of Documents. Promptly after the execution and delivery to any Agent by any Loan Party of any Security Document (other than (a) any Security Document in effect on the date hereof and (b) any Additional Pari Passu Lien Obligations Document referred to in paragraph (a) of Article VIII, but including any amendment, amendment and restatement, waiver or other modification of any such Security Document or Additional Pari Passu Lien Obligations Document), the Loan Parties shall deliver to each Agent party hereto at such time a copy of such Security Document.

Section 4.03 Shared Collateral Identical. The Secured Parties and the Loan Parties intend that the Shared Collateral securing each Class of Pari Passu Lien Obligations be identical (except that, to the extent that any Series of Additional Pari Passu Lien Obligations have Liens on assets which are less extensive than the Liens securing the Revolving Credit Obligations and the Term Loan Obligations, then such Series of Additional Pari Passu Lien Obligations will not share in that portion of the Shared Collateral to which the Liens securing such Series of Additional Pari Passu Lien Obligations do not extend with the Revolving Credit Obligations and the Term Loan Obligations). Accordingly, subject to the other provisions of this Agreement, the Secured Parties and Loan Parties will cooperate (a) to determine the specific items included in the Shared Collateral, the steps taken to perfect the Liens thereon, and the identity of the Persons having Revolving Credit Obligations, Term Loan Obligations or Additional Pari Passu Lien Obligations, and (b) to make the forms, documents, and agreements creating or evidencing the Liens on the Shared Collateral securing the respective Pari Passu Lien Obligations materially the same. Until the Discharge of the Pari Passu Lien Obligations and payment in full in cash of the Pari Passu Lien Obligations has occurred, whether or not an Insolvency Proceeding has been commenced by or against any Grantor, no Grantor shall grant, and the Grantors shall use their best efforts to prevent any other Person from granting, a Lien on any property in favor of any holder of any Class of Pari Passu Lien Obligations to secure such Pari Passu Lien Obligations unless such Grantor or such other Person grants (or offers to grant with a reasonable opportunity for the Lien to be accepted) the Agents on behalf of the holders of the other Pari Passu Lien Obligations a Lien on such property to secure their respective Pari Passu Lien Obligations (however, the refusal of any Agent to accept such Lien will not prevent any other Secured Party from taking the Lien). If any Secured Party hereafter acquires a Lien on property to secure its Pari Passu Lien Obligations where the property is not also subject to a Lien securing the other Pari Passu Lien Obligations, then such Secured Party will give each Agent of the other Classes of Pari Passu Lien Obligations written notice of such Lien no later than five Business Days after acquiring such Lien. If any such Agent also obtains a Lien on such property or if such Secured Party fails to provide such timely notice to the Agents, then such property will be deemed to be Shared Collateral for all purposes hereunder. To the extent that the foregoing provisions are not complied with for any reason, without limiting any other rights and remedies available to the Secured Parties, the parties hereto agree that any amounts received by or distributed to any of them pursuant to or as a result of Liens granted in contravention of this Section 4.03 shall be subject to Section 2.01(b).

ARTICLE V

INSOLVENCY PROCEEDINGS

Section 5.01 Financing Matters. Until the Discharge of Revolving Credit Obligations, if any of the Loan Parties becomes subject to an Insolvency Proceeding, and if the Revolving Agent shall desire to permit (or not object to) the use of cash collateral or to permit (or not object to) any of the Loan Parties to obtain financing under Section 363 or Section 364 of the Bankruptcy Code or any similar provision of any Bankruptcy Law (“DIP Financing”), then the Other Pari Passu Secured Parties (other than the Revolving Secured Parties) (a) will be deemed to have consented to and will not object to such use of cash collateral or DIP Financing, (b) will not request or accept adequate protection or any other relief in connection with the use of such cash collateral or such DIP Financing (except to the extent permitted by Section 5.03), and, to the extent the Liens securing the Revolving Credit Obligations are subordinated or pari passu with such DIP Financing, or any “carve out”, the Other Pari Passu Secured Parties (other than the Revolving Secured Parties) will subordinate or make pari passu its Liens in the Shared Collateral to such DIP Financing (and all obligations relating thereto) on the same basis as they are subject to the Liens securing the Revolving Credit Obligations, so long as, in each case (x) the Pari Passu Lien Obligations retain the benefit of the Liens on such Collateral pledged to secure such DIP financing, (y) the Pari Passu Lien Obligations are granted Liens on any additional collateral pledged to any other Pari Passu Lien Obligations as adequate protection or otherwise, and (z) if any amount of such DIP Financing or use of cash collateral is applied to repay Pari Passu Lien Obligations, such application is made in accordance with this Agreement (including Section 2.01(b)), and (c) will raise no objection to, and will not otherwise contest any motion for relief from the automatic stay or from any injunction against foreclosure or enforcement in respect of any Revolving Credit Obligations or Revolving Credit Obligations made by the Revolving Agent; provided that the aggregate principal amount of the DIP Financing does not exceed the sum of (x) the lesser of (i) the aggregate outstanding principal amount of Revolving Credit Loans plus the aggregate face amount of any letters of credit issued and not reimbursed under the Revolving Credit Agreement outstanding on the date of the incurrence of such DIP Financing and (ii) the Revolving Credit Cap Amount plus (y) $25,000,000, and the Other Pari Passu Secured Parties retain the right to object to any ancillary agreements or arrangements regarding cash collateral use or the DIP Financing that are materially prejudicial to their interests (after giving effect to the priorities and other terms and provisions of this Agreement) as compared to the Revolving Credit Secured Parties.

Section 5.02 Relief from Automatic Stay. With respect to the Shared Collateral, until the Discharge of the Revolving Credit Obligations, each Other Pari Passu Secured Party other than any Revolving Secured Party (whether directly or through its applicable Agent) agrees not to seek relief from the automatic stay or any other stay in an Insolvency Proceeding or take any action in derogation thereof, without the prior written consent of the Revolving Agent.

Section 5.03 Adequate Protection. With respect to the Shared Collateral, each Revolving Security Party and Other Pari Passu Secured Party (whether directly or through its applicable Agent) agrees not to contest (or support any Person contesting) (a) any request by any Agent or any holder of Pari Passu Lien Obligations for adequate protection or (b) any objection by any Agent or any holder of Pari Passu Lien Obligations to any motion, relief, action or proceeding based on such Agent or such holders of Pari Passu Lien Obligations claiming a lack of adequate protection. Notwithstanding the foregoing, in any Insolvency Proceeding, if any Agent or the holders of any Pari Passu Lien Obligations (or any subset thereof) are granted adequate protection in connection with any DIP Financing or use of cash collateral under Section 363 or Section 364 of the Bankruptcy Code or any similar law, then the other Agents and their Related Secured Parties shall also have the right to seek or request granted such adequate protection which adequate protection and the proceeds thereof shall be subject to the priorities set forth in Section 2.01, and the Agent or the holders of any Pari Passu Lien Obligations (or any subset thereof) that are initially granted adequate protection agree not to object to such other Agents and their Related Secured Parties receiving such adequate protection.

ARTICLE VI

OTHER AGREEMENTS

Section 6.01    Concerning Secured Credit Documents and Shared Collateral. The Secured Credit Documents of any Class may be amended, supplemented or otherwise modified, in whole or in part, in accordance with their terms, in each case without notice to or the consent of the Agent or any Secured Parties of any other Class; provided that nothing in this paragraph shall affect any limitation on any such amendment, supplement or other modification that is set forth in the Secured Credit Documents of any such other Class.

Section 6.02    Refinancings. The Pari Passu Lien Obligations of any Class may be Refinanced, in whole or in part, in each case, without notice to, or the consent of the Agent or any Secured Party of any other Class, all without affecting the priorities provided for herein (including, without limitation, the priority in right of payment of the Revolving Credit Obligations) or the other provisions hereof; provided that nothing in this paragraph shall affect any limitation on any such Refinancing that is set forth in the Secured Credit Documents of any such other Class; and provided further that, if any obligations of the Borrower or the Loan Parties in respect of such Refinancing indebtedness shall be secured by Liens on any Shared Collateral, such obligations and the holders thereof shall be subject to and bound by the provisions of this Agreement and, if not already, the agent (or other representative) and collateral agent in respect of such obligations shall become a party hereto by executing and delivering a Joinder Agreement.

Section 6.03    Reinstatement. If, in any Insolvency Proceeding or otherwise, all or part of any payment with respect to the Pari Passu Lien Obligations of any Class previously made shall be rescinded for any reason whatsoever (including an order or judgment for disgorgement of a preference under the Bankruptcy Code, or any similar law), then the terms and conditions of Article II of this Agreement shall be fully applicable thereto until all the Pari Passu Lien Obligations of such Class shall again have been paid in full in cash.

Section 6.04    Reorganization Modifications. In the event the Pari Passu Lien Obligations of any Class are modified pursuant to applicable law, including Section 1129 of the Bankruptcy Code, any reference to the Pari Passu Lien Obligations of such Class or the Secured Credit Documents of such Class shall refer to such obligations or such documents as so modified.

Section 6.05 Further Assurances. Each of the Agents, the Borrower and the Loan Parties agrees that it will execute, or will cause to be executed, any and all further documents, agreements and instruments, and take all such further actions, as may be required under any applicable law, or which any Agent may reasonably request in writing, to effectuate the terms of this Agreement.

ARTICLE VII

NO RELIANCE; NO LIABILITY

Section 7.01 No Reliance; Information. Each Agent, for itself and on behalf of its Related Secured Parties, acknowledges that (a) such Agent and its Related Secured Parties have, independently and without reliance upon any other Agent or any of its Related Secured Parties, and based on such documents and information as they have deemed appropriate, made their own decision to enter into the Secured Credit Documents to which they are party and (b) such Agent and its Related Secured Parties will, independently and without reliance upon any other Agent or any of its Related Secured Parties, and based on such documents and information as they shall from time to time deem appropriate, continue to make their own decision in taking or not taking any action under this Agreement or any other Secured Credit Document to which they are party. The Agent or Secured Parties of any Class shall have no duty to disclose to any Agent or any Secured Party of any other Class any information relating to the Borrower or the Loan Parties, or any other circumstance bearing upon the risk of nonpayment of any of the Pari Passu Lien Obligations, that is known or becomes known to any of them or any of their Affiliates. If the Agent or any Secured Party of any Class, in its sole discretion, undertakes at any time or from time to time to provide any such information to, as the case may be, the Agent or any Secured Party of any other Class, it shall be under no obligation (i) to make, and shall not be deemed to have made, any express or implied representation or warranty, including with respect to the accuracy, completeness, truthfulness or validity of the information so provided, (ii) to provide any additional information or to provide any such information on any subsequent occasion or (iii) to undertake any investigation.

Section 7.02 No Warranties or Liability.

(a) Each Agent, for itself and on behalf of its Related Secured Parties, acknowledges and agrees that no Agent or Secured Party of any other Class has made any express or implied representation or warranty, including with respect to the execution, validity, legality, completeness, collectability or enforceability of any of the Secured Credit Documents, the ownership of any Shared Collateral or the perfection or priority of any Liens thereon. The Agent and the Secured Parties of any Class will be entitled to manage and supervise their loans and other extensions of credit in the manner determined by them. No Agent shall, by reason of this Agreement, any other Security Document or any other document, have a fiduciary relationship or other implied duties in respect of any other Agent or any other Secured Party.

(b) No Agent or Secured Parties of any Class shall have any express or implied duty to the Agent or any Secured Party of any other Class to act or refrain from acting in a manner that allows, or results in, the occurrence or continuance of a default or an Event of Default under any Secured Credit Document (other than, in each case, this Agreement), regardless of any knowledge thereof that they may have or be charged with.

ARTICLE VIII

ADDITIONAL PARI PASSU LIEN OBLIGATIONS

(a) The Borrower may from time to time, subject to any limitations contained in any Secured Credit Documents in effect at such time, designate additional indebtedness and related obligations that are, or are to be, secured by Liens on any assets of the Loan Parties that would, if such Liens were granted, constitute Shared Collateral as Additional Pari Passu Lien Obligations by delivering to each Agent party hereto at such time a certificate of an Authorized Officer of the Borrower:

(i) describing the indebtedness and other obligations being designated as Additional Pari Passu Lien Obligations, and including a statement of the maximum aggregate outstanding principal amount of such indebtedness as of the date of such certificate;

(ii) setting forth the Additional Pari Passu Lien Obligations Documents under which such Additional Pari Passu Lien Obligations are issued or incurred or the guarantees of or Liens securing such Additional Pari Passu Lien Obligations are, or are to be, granted or created, and attaching copies of such Additional Pari Passu Lien Obligations Documents as each Loan Party has executed and delivered to the Person that serves as the agent, trustee or similar representative and the collateral agent, collateral trustee or a similar representative for the holders of such Additional Pari Passu Lien Obligations (such Person being referred to as the “Additional Agent”) with respect to such Additional Pari Passu Lien Obligations on the closing date of such Additional Pari Passu Lien Obligations, certified as being true and complete by an Authorized Officer of the Borrower;

(iii) identifying any such Person that serves as the Additional Agent;

(iv) certifying that the incurrence of such Additional Pari Passu Lien Obligations, the creation of the Liens securing such Additional Pari Passu Lien Obligations and the designation of such Additional Pari Passu Lien Obligations as “Additional Pari Passu Lien Obligations” hereunder do not violate or result in a default under any provision of any Secured Credit Document of any Class in effect at such time;

(v) authorize the Additional Agent to become a party hereto by executing and delivering a Joinder Agreement and provide that, upon such execution and delivery, such Additional Pari Passu Lien Obligations and the holders thereof shall become subject to and bound by the provisions of this Agreement; and

(vi) attaching a fully completed Additional Agent Joinder Agreement executed and delivered by the Additional Agent.

(b) Upon the delivery of such certificate and the related attachments as provided above and as so long as the statements made therein are true and correct as of the date of such certificate, the obligations designated in such notice shall become Additional Pari Passu Lien Obligations for all purposes of this Agreement and (i) in respect of any such Additional Pari Passu Lien Obligations that Refinances in full then existing Revolving Credit Obligations in respect of the Revolving Credit Agreement, such Additional Pari Passu Lien Obligations shall constitute Revolving Credit Obligations in respect of the Revolving Credit Agreement, the agreement therefor shall be the Revolving Credit Agreement and the Agent in respect thereof shall be the Revolving Agent, in each case for all purposes under this Agreement and (ii) in respect of any such Additional Pari Passu Lien Obligations that Refinances in full then existing Term Loan Obligations in respect of the Term Loan Agreement, such Additional Pari Passu Lien Obligations shall constitute Term Loan Obligations in respect of the Term Loan Agreement, the agreement therefor shall be the Term Loan Agreement and the Agent in respect thereof shall be the Term Loan Agent, in each case for all purposes under this Agreement.

ARTICLE IX

MISCELLANEOUS

Section 9.01 Notices. All notices, requests and demands to or upon the respective parties hereto to be effective shall be in writing (including by telecopy), and, unless otherwise expressly provided herein, shall be deemed to have been duly given or made when delivered, or three (3) Business Days after being deposited in the mail, postage prepaid, or, in the case of telecopy notice, when received, addressed as follows, or to such other address as may be hereafter notified by the respective parties hereto:

if to Borrower, to it at:

c/o ESA Management, LLC

11525 North Community House Road

Charlotte, North Carolina 28277

Attention: Chief Legal Officer

Facsimile No.: (980) 335-3089

Attention: Chief Financial Officer

Facsimile No.: (980) 345-2090

with a copy to:

Centerbridge Partners, L.P.

375 Park Avenue

New York, New York 10152

Attention: William D. Rahm

Facsimile No.: (212) 627-5001

Attention: General Counsel and Scott Hopson

Facsimile No.: (212) 672-4501 and (212) 672-4526

and a copy to:

Paulson & Co. Inc.

1251 Avenue of the Americas, 50th Floor

New York, New York 10020

Attention: Michael Barr

Facsimile No.: (212) 351-5892

Attention: General Counsel

Facsimile No.: (212) 977-9505

and a copy to:

The Blackstone Group

345 Park Avenue

New York, New York 10154

Attention: A.J. Agarwal

Facsimile No.: (212) 583-5725

Attention: General Counsel

Facsimile No.: (646) 253-8983

Attention: William J. Stein

Facsimile No.: (212) 583-5726

and a copy to:

Fried, Frank, Harris, Shriver & Jacobson LLP

One New York Plaza

New York, New York 10004

Attention: Viktor Okasmaa

Facsimile No.: (212) 859-4000

if to the Revolving Agent, to it at:

JPMorgan Chase Bank, N.A.

500 Stanton Christiana Road, Ops. 2, Floor 03

Newark, Delaware 19713-2107

Primary Operations Contact:

Brittany Duffy

Telephone No.: (302) 634-8814

Facsimile No.: (302) 634-4733

Email: brittany.duffy@jpmorgan.com

Secondary Operations Contact:

John Enyam

Telephone No.: (302) 634-8833

Facsimile No.: (302) 634-4733

Email: john.enyam@jpmorgan.com

with a copy to:

JPMorgan Chase Bank, N.A.

383 Madison Avenue, 24th Floor

New York, New York 10179

Attention: Kimberly Turner

Facsimile No.: (212) 270-2157

and a copy to:

Cadwalader, Wickersham & Taft LLP

One World Financial Center

New York, New York 10281

Attention: William P. McInerney, Esq.

Facsimile No.: (212) 504-6666

if to the Term Loan Agent, to it at:

Goldman Sachs Bank USA

200 West Street

New York, New York 10282-2198

Attention: Anna Ashurov

Facsimile No.: (212) 291-5407

With a copy to:

Skadden, Arps, Slate, Meagher & Flom LLP

4 Times Square

New York, New York 10036-6522

Attention: Steven Messina

Facsimile No.: (917) 777-3509

if to any Additional Agent, to it at the address set forth in the applicable Joinder Agreement.

Section 9.02 Waivers; Amendment; Joinder Agreements.

(a) No failure or delay on the part of any party hereto in exercising any right or power hereunder shall operate as a waiver thereof, nor shall any single or partial exercise of any such right or power, or any abandonment or discontinuance of steps to enforce such a right or power, preclude any other or further exercise thereof or the exercise of any other right or power. The rights and remedies of the parties hereto are cumulative and are not exclusive of any rights or remedies that they would otherwise have. No waiver of any provision of this Agreement or consent to any departure by any party therefrom shall in any event be effective unless the same shall be permitted by paragraph (b) of this Section, and then such waiver or consent shall be effective only in the specific instance and for the purpose for which given. No notice or demand on any party hereto in any case shall entitle such party to any other or further notice or demand in similar or other circumstances.

(b) Neither this Agreement nor any provision hereof may be waived, amended or otherwise modified except as contemplated by the Secured Credit Documents and then pursuant to an agreement or agreements in writing entered into by each Agent then party hereto; provided that no such agreement shall by its terms amend, modify or otherwise affect the rights or obligations of any Loan Party without such Loan Party’s prior written consent; provided further that (i) without the consent of any party hereto, (A) this Agreement may be supplemented by a Joinder Agreement, and an Additional Agent may become a party hereto, in accordance with Article VIII and (B) this Agreement may be supplemented by a Loan Party Joinder Agreement, and a Subsidiary may become a party hereto, in accordance with Section 9.12, and (ii) in connection with any Refinancing of Pari Passu Lien Obligations of any Class, the Agents then party hereto shall enter (and are hereby authorized to enter without the consent of any other Secured Party), at the request of any Agent or the Borrower, into such amendments or modifications of this Agreement as are reasonably necessary to reflect such Refinancing and are reasonably satisfactory to each such Agent.

Section 9.03 Information Concerning Financial Condition of the Borrower and the other Loan Parties. Each of the Secured Parties assumes responsibility for keeping itself informed of the financial condition of the Borrower and each of the other Loan Parties and all other circumstances bearing upon the risk of nonpayment of any of the Pari Passu Lien Obligations. The Revolving Agent, the Term Agent and any Additional Agent agree that no party shall have any duty to advise any other party of information known to it regarding such condition or any such circumstances. In the event the Revolving Agent, the Term Agent or any Additional Agent, in its sole discretion, undertakes at any time or from time to time to provide any information to any other party to this Agreement, it shall be under no obligation (a) to provide any such information to such other party or any other party on any subsequent occasion, (b) to undertake any investigation not a part of its regular business routine, or (c) to disclose any other information.

Section 9.04 Parties in Interest. This Agreement shall be binding upon and inure to the benefit of the parties hereto and their respective successors and assigns, as well as the other Secured Parties, all of whom are intended to be bound by, and to be third party beneficiaries of, this Agreement. No other Person shall have or be entitled to assert rights or benefits hereunder.

Section 9.05 Effectiveness; Survival. This Agreement shall become effective when executed and delivered by the parties hereto. All covenants, agreements, representations and warranties made by any party in this Agreement shall be considered to have been relied upon by the other parties hereto and shall survive the execution and delivery of this Agreement. This Agreement shall continue in full force and effect notwithstanding the commencement of any Insolvency Proceeding against the Borrower or any of the Loan Parties.

Section 9.06 Counterparts. This Agreement may be executed in counterparts, each of which shall constitute an original but all of which when taken together shall constitute a single contract. Delivery of an executed signature page to this Agreement by facsimile or other electronic transmission shall be as effective as delivery of a manually signed counterpart of this Agreement.

Section 9.07 Severability. Any provision of this Agreement held to be invalid, illegal or unenforceable in any jurisdiction shall, as to such jurisdiction, be ineffective to the extent of such invalidity, illegality or unenforceability without affecting the validity, legality and enforceability of the remaining provisions hereof; and the invalidity of a particular provision in a particular jurisdiction shall not invalidate such provision in any other jurisdiction. The parties shall endeavor in good-faith negotiations to replace the invalid, illegal or unenforceable provisions with valid provisions the economic effect of which comes as close as possible to that of the invalid, illegal or unenforceable provisions.

Section 9.08 Governing Law; Jurisdiction; Consent to Service of Process.

(a) This Agreement shall be construed in accordance with and governed by the law of the State of New York, except to the extent that remedies provided by the laws of any jurisdiction other than the State of New York are governed by the laws of such jurisdiction.

(b) Each party hereto irrevocably and unconditionally submits, for itself and its property, to the exclusive jurisdiction of the Supreme Court of the State of New York sitting in the Borough of Manhattan, New York County and of the United States District Court of the Southern District of New York sitting in the Borough of

Manhattan, and any appellate court from any thereof, in any action or proceeding arising out of or relating to this Agreement, or for recognition or enforcement of any judgment, and each of the parties hereto hereby irrevocably and unconditionally agrees that all claims in respect of any such action or proceeding may be heard and determined in such New York State or, to the extent permitted by law, in such Federal court. Each party hereto agrees that a final judgment in any such action or proceeding shall be conclusive and may be enforced in other jurisdictions by suit on the judgment or in any other manner provided by law. Nothing in this Agreement shall affect any right that any party hereto or any Secured Party may otherwise have to bring any action or proceeding relating to this Agreement against any party hereto or its properties in the courts of any jurisdiction.

(c) Each party hereto irrevocably and unconditionally waives, to the fullest extent it may legally and effectively do so, any objection which it may now or hereafter have to the laying of venue of any suit, action or proceeding arising out of or relating to this Agreement in any court referred to in paragraph (b) of this Section. Each party hereto irrevocably waives, to the fullest extent permitted by law, the defense of an inconvenient forum to the maintenance of such action or proceeding in any such court.

(d) Each party hereto irrevocably consents to service of process in the manner provided for notices in Section 9.01, such service to be effective upon receipt. Nothing in this Agreement will affect the right of any party hereto or any Secured Party to serve process in any other manner permitted by law.

Section 9.09 WAIVER OF JURY TRIAL. EACH PARTY HERETO WAIVES, TO THE FULLEST EXTENT PERMITTED BY APPLICABLE LAW, ANY RIGHT IT MAY HAVE TO A TRIAL BY JURY IN ANY LEGAL PROCEEDING DIRECTLY OR INDIRECTLY ARISING OUT OF OR RELATING TO THIS AGREEMENT (WHETHER BASED ON CONTRACT, TORT OR ANY OTHER THEORY). EACH PARTY HERETO (A) CERTIFIES THAT NO REPRESENTATIVE, AGENT OR ATTORNEY OF ANY OTHER PARTY HERETO HAS REPRESENTED, EXPRESSLY OR OTHERWISE, THAT SUCH OTHER PARTY WOULD NOT, IN THE EVENT OF LITIGATION, SEEK TO ENFORCE THE FOREGOING WAIVER AND (B) ACKNOWLEDGES THAT IT AND THE OTHER PARTIES HERETO HAVE BEEN INDUCED TO ENTER INTO THIS AGREEMENT BY, AMONG OTHER THINGS, THE MUTUAL WAIVERS AND CERTIFICATIONS IN THIS SECTION.

Section 9.10 Headings. Article and Section headings used herein are for convenience of reference only, are not part of this Agreement and are not to affect the construction of, or to be taken into consideration in interpreting, this Agreement.

Section 9.11 Conflicts. In the event of any conflict or inconsistency between the provisions of this Agreement and the provisions of any other Secured Credit Documents, the provisions of this Agreement shall control.

Section 9.12 Provisions Solely to Define Relative Rights. The provisions of this Agreement are and are intended solely for the purpose of defining the relative rights of the Secured Parties in relation to one another. Except as expressly provided in this Agreement, none of the Borrower, any of the Loan Parties or any other creditor of any of the foregoing, shall have any rights or obligations hereunder, and none of the Loan Parties or the Borrower may rely on the terms hereof. Nothing in this Agreement is intended to or shall impair the obligations of the Borrower or any Loan Party, which are absolute and unconditional, to pay the Pari Passu Lien Obligations as and when the same shall become due and payable in accordance with their terms. For the avoidance of doubt, nothing contained herein shall be construed to constitute a waiver or an amendment of any covenant of any Loan Party contained in any Secured Credit Document which restricts the incurrence of any indebtedness or the grant of any Lien.

Section 9.13 Additional Loan Parties. In the event any Loan Party shall have granted a Lien on any of its assets to secure any Pari Passu Lien Obligations, the Borrower shall cause such Loan Party, if not already a party hereto, to become a party hereto as a “Loan Party”. Upon the execution and delivery by any Loan Party of a Loan Party Joinder Agreement, any such Loan Party shall become a party hereto and a Loan Party hereunder with the same force and effect as if originally named as such herein. The execution and delivery of any such instrument shall not require the consent of any other party hereto. The rights and obligations of each party hereto shall remain in full force and effect notwithstanding the addition of any new Loan Party as a party to this Agreement.

Section 9.14 Specific Performance. Each Agent, on behalf of itself and its Related Secured Parties, may demand specific performance of this Agreement. Each Agent, on behalf of itself and its Related Secured Parties, hereby irrevocably waives any defense based on the adequacy of a remedy at law and any other defense that might be asserted to bar the remedy of specific performance in any action which may be brought by the Secured Parties.

Section 9.15 Integration. This Agreement, together with the other Secured Credit Documents, represents the agreement of each of the Loan Parties, the Borrower and the Secured Parties with respect to the subject matter hereof and there are no promises, undertakings, representations or warranties by any Loan Party, any Agent or any other Secured Party relative to the subject matter hereof not expressly set forth or referred to herein or in the other Secured Credit Documents.

[signature page follows]

IN WITNESS WHEREOF, the parties hereto have caused this Agreement to be duly executed by their respective authorized officers as of the day and year first above written.

JPMORGAN CHASE BANK, N.A., as Revolving Agent

By:	/s/ Kimberly Turner
Name:	Kimberly Turner
Title:	Executive Director

[Signature Page to Pari Pasu Intercreditor Agreement]

GOLDMAN SACHS BANK USA, as Term Loan Agent

By:	/s/ Anna Ashurov
Name:	Anna Ashurov
Title:	Authorized Signatory

[Signature Page to Pari Pasu Intercreditor Agreement]

ESH HOSPITALITY, INC., as the Borrower

By:	/s/ James L. Donald
Name:	James L. Donald
Title:	Chief Executive Officer

CP ESH INVESTORS, LLC, as Grantor

By:	/s/ James L. Donald
Name:	James L. Donald
Title:	President

EXTENDED STAY LLC, as Grantor

By:	/s/ James L. Donald
Name:	James L. Donald
Title:	President

ESA UD PROPERTIES L.L.C., as Grantor

By:	/s/ James L. Donald
Name:	James L. Donald
Title:	President

[Signature Page to Pari Pasu Intercreditor Agreement]

EXHIBIT A

FORM OF

PARI PASSU INTERCREDITOR AGREEMENT JOINDER

ADDITIONAL AGENT

Reference is made to the Pari Passu Intercreditor Agreement dated as of             , 20     (as amended, supplemented, amended and restated or otherwise modified and in effect from time to time, the “Pari Passu Intercreditor Agreement”) among ESH HOSPITALITY, INC., a Delaware corporation (the “Borrower”), each of the Borrower’s director or indirect subsidiaries party thereto as Grantors, JPMORGAN CHASE BANK, N.A., as administrative agent with respect to the Revolving Credit Agreement, GOLDMAN SACHS BANK USA, as administrative agent with respect to the Term Loan Agreement. Capitalized terms used but not otherwise defined herein shall have the meaning set forth in the Pari Passu Intercreditor Agreement. This Joinder Agreement is being executed and delivered pursuant to Article VIII of the Pari Passu Intercreditor Agreement.

Section 1. Joinder. By executing and delivering this Joinder Agreement, the undersigned as Additional Agent in its capacity as [[Administrative Agent/Trustee/other representative] and as [Collateral Agent/Collateral Trustee/other representative] for holders of Additional Pari Passu Lien Obligations pursuant to [identify Additional Pari Passu Lien Obligations Documents] agrees, on its own behalf and on behalf of such holders of Additional Pari Passu Lien Obligations, to be bound by all the terms and provisions of the Pari Passu Intercreditor Agreement as an Agent, as fully as if the undersigned had executed and delivered the Pari Passu Intercreditor Agreement as of the date thereof.

Section 2. Governing Law. This Joinder Agreement shall be construed in accordance and governed by the law of the State of New York.

IN WITNESS WHEREOF, the parties hereto have caused this Joinder Agreement to be executed as of             , 20    .

[ ]

By:
Name:
Title:

A-1

EXHIBIT B

FORM OF

PARI PASSU INTERCREDITOR AGREEMENT JOINDER

ADDITIONAL GRANTOR

Reference is made to the Pari Passu Intercreditor Agreement dated as of             , 20     (as amended, supplemented, amended and restated or otherwise modified and in effect from time to time, the “Pari Passu Intercreditor Agreement”) among ESH HOSPITALITY, INC., a Delaware corporation (the “Borrowers”), each of the Borrower’s director or indirect subsidiaries party thereto as Grantors, JPMORGAN CHASE BANK, N.A., as administrative agent with respect to the Revolving Credit Agreement, GOLDMAN SACHS BANK USA, as administrative agent with respect to the Term Loan Agreement. Capitalized terms used but not otherwise defined herein shall have the meaning set forth in the Pari Passu Intercreditor Agreement. This Joinder Agreement is being executed and delivered pursuant to Section 9.12 of the Pari Passu Intercreditor Agreement.

Section 1.Joinder. By executing and delivering this Joinder Agreement, the undersigned,              , a            , hereby agrees to become party as a Grantor under the Pari Passu Intercreditor Agreement for all purposes thereof on the terms set forth therein, and to be bound by the terms of the Pari Passu Intercreditor Agreement as fully as if the undersigned had executed and delivered the Pari Passu Intercreditor Agreement as of the date thereof.

Section 2.Governing Law. This Joinder Agreement shall be construed in accordance and governed by the law of the State of New York.

IN WITNESS WHEREOF, the parties hereto have caused this Joinder Agreement to be executed as of             , 20    .

[ ]

By:
Name:
Title:

B-1